UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):   January 15, 2007

THE AMACORE GROUP, INC.
(Exact name of registrant as specified in charter)

DELAWARE	000-27889	59-3206480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1211 North Westshore Boulevard, Suite 512
Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(813) 289-5552
(Registrant’s telephone number, including area code)

________________________________________
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure.

Effective January 15, 2007, the Amacore Group, Inc. employed Messrs. Jay Shafer and Guy Norberg as its President, and its Senior Vice President of Sales and Marketing.

Mr. Shafer was formerly President of Protective Marketing Enterprises, Inc. (PME), a subsidiary of Protective Life. Prior to joining PME, Mr. Shafer was a founding employee of Marketing Profiles, Inc. which later merged with John Harland Company, a leading financial services provider to the banking industry.

Mr. Norberg was also previously employed by PME as its Vice President of Sales and Marketing. Mr. Norberg has over twenty years experience in the health and life insurance industry, including extensive knowledge in the development and management of national distribution organizations, product development and pricing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

                                                                                                                                                               THE AMACORE GROUP, INC.

BY:	/s/ Clark A. Marcus
Clark A. Marcus Chief Executive Officer

Dated:  January 23, 2007
     Tampa, Florida